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                                                                    EXHIBIT 99.2


                       VOTING AND EXCHANGE TRUST AGREEMENT


        MEMORANDUM OF AGREEMENT made as of the 31st day of August, 1999.

B E T W E E N:

        BROADCOM CORPORATION, a company incorporated pursuant to the laws of California and having its office at 16215 Alton Parkway, P.O. Box 57013, Irvine, California, 92619-7013

        (hereinafter referred to as "Parent"),

                                     - and -

        HH ACQUISITION INC., a company incorporated pursuant to the laws of British Columbia and having its registered office at 2600 - 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3

        (hereinafter referred to as "Acquisition Sub"),

                                     - and -

        HH ACQUISITION ULC, a company incorporated pursuant to the laws of Nova Scotia and having its registered office at 800 - 1959 Upper Water Street, Halifax, Nova Scotia, B3J 2X2

        (hereinafter referred to as "CDN2"),

                                     - and -

        BROADCOM (BVI) LIMITED, a company incorporated pursuant to the laws of the British Virgin Islands and having its registered office at Citco Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands

        (hereinafter referred to as "BVI"),

                                     - and -

        US TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized pursuant to the laws of the United States of America and having its office at 515 South Flower Street, Suite 2700, Los Angeles, California 90071

        (hereinafter referred to as "Trustee").

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                                      -2-


        WHEREAS pursuant to an acquisition agreement dated as of July 15, 1999 (the "Acquisition Agreement"), by and between Parent, BVI, CDN2, Acquisition Sub and HotHaus Technologies Inc. ("Target"), the parties agreed that inter alia on the Effective Time (as defined in the Acquisition Agreement), Parent, BVI, CDN2 and Acquisition Sub would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit C to the Acquisition Agreement;

        AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by plan of arrangement filed pursuant to the B.C. Company Act, each issued and outstanding common share of Target (a "Target Common Share") was exchanged, at the option of the Holder, for an Exchangeable Non-Voting Share of the Acquisition Sub (the "Exchangeable Shares") or for a share of the Class B common stock, par value of U.S. $0.0001 per share, of Parent (the "Parent Common Shares");

        AND WHEREAS the plan of arrangement sets forth the special rights and restrictions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

        AND WHEREAS Parent is to deposit the number of Parent Common Shares equal to the number of Exchangeable Shares to secure the voting rights granted for the benefit of the holders of the Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per Parent Common Share;

        AND WHEREAS CDN2 is to grant to and in favour of the holders (other than Parent and its Affiliates) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require CDN2 to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

        AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Parent shall be exercisable by holders (other than Parent and its Affiliates) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such number of Parent Common Shares (the "Deposited Shares") as is from time to time equal to the number of Exchangeable Shares from time to time issued and outstanding, multiplied by the Current Parent Common Share Equivalent for the benefit of such holders and whereby the rights to require CDN2 to purchase Exchangeable Shares from the holders thereof shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

        AND WHEREAS these recitals and any statements of fact in this Agreement are made by Parent, BVI, CDN2 and Acquisition Sub and not by the Trustee;

        NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

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                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS.

        In this Agreement, the following terms shall have the following meanings:

        "ACQUISITION SUB" means HH Acquisition Inc., a company existing under the BC Company Act.

        "AFFILIATE" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, or officer of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

        "ARRANGEMENT" has the meaning ascribed thereto in the recitals hereto.

        "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Parent to effect the automatic exchange of shares of Parent Common Shares for Exchangeable Shares pursuant to subsection 5.11(c) hereof.

        "BC COMPANY ACT" means the Company Act (British Columbia), and all amendments and additions thereto.

        "BOARD OF DIRECTORS" means the board of directors of the Acquisition
Sub.

        "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks located in the State of California or the Province of British Columbia are authorized or obligated to close.

        "BVI" means Broadcom (BVI) Limited a company existing pursuant to the laws of the British Virgin Islands.

        "CALL RIGHTS" means collectively the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

        "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not-available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

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                                      -4-


        "CDN2" means HH Acquisition ULC a company existing under the Companies Act (Nova Scotia) or a Permitted Assign as that term is defined in section 14 hereof.

        "CURRENT MARKET PRICE" means, in respect of Parent Common Shares on any date, the Canadian Dollar Equivalent of the closing sale price of Class A Common Shares on such date (or, if no trades of Class A Common Shares occurred on such day, on the last trading day prior thereto on which such trades occurred) as traded on NASDAQ and reported by the Wall Street Journal, or, if the Class A Shares are not the quoted on NASDAQ, on such other stock exchange or automated quotation system on which the Class A Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, provided, however, that if in the opinion of the Board of Directors:

        (i) the public distribution or trading activity of Class A Shares during such period does not create a market that reflects the fair market value of Parent Common Share; or

        (ii) the number of Class A Shares that a holder of Parent Common Shares is entitled to receive on conversion of such Parent Common Shares is such that one Parent Common Share is not equal in value to one Class A Share, the then current Market Price of a Parent Common Share shall be determined by the Board of Directors in good faith based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

        "CURRENT PARENT COMMON SHARE EQUIVALENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "DEFAULT EVENT" means any failure, other than by reason of an Insolvency Event, of the Acquisition Sub to perform any of its obligations pursuant to the Exchangeable Share Provisions, including without limitation its obligation to redeem any Retracted Shares.

        "DEPOSITED SHARES" has the meaning provided in the recitals hereto and any shares delivered in addition or in substitution therefor pursuant to section
3.4 hereof.

        "EXCHANGE RIGHT" has the meaning ascribed thereto in section 5.1 hereof.

        "EXCHANGEABLE SHARE PROVISIONS" has the meaning ascribed thereto in the recitals hereto.

        "EXCHANGEABLE SHARES" has the meaning ascribed thereto in the recitals hereto.

        "HOLDER VOTES" has the meaning ascribed thereto in section 4.2 hereof.

        "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than Parent and its Affiliates.

        "INSOLVENCY EVENT" means the institution by the Acquisition Sub of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Acquisition Sub to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Acquisition Sub to contest in good faith any such proceedings commenced in respect of the Acquisition Sub within 15 days of becoming aware thereof, or the consent by the Acquisition Sub to the filing of any such petition or to the appointment of a receiver, or the making by the Acquisition Sub of a general assignment for the benefit of creditors, or the admission in writing by the Acquisition Sub of its inability to pay its debts generally as they become due, or the Acquisition Sub not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 5.6 of the Exchangeable Share Provisions.

        "LIEN" has the meaning ascribed thereto in the Plan of Arrangement.

        "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

        "LIQUIDATION EVENT" has the meaning ascribed thereto in subsection 5.11(a) hereof.

        "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in subsection 5.11(c) hereof.

        "LIST" has the meaning ascribed thereto in section 4.6 hereof.

        "NASDAQ" means the distinct tier of the Nasdaq Stock Market referred as the National Market.

        "OFFICER'S CERTIFICATE" means, with respect to Parent, BVI, CDN2, or Acquisition Sub, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of Parent, BVI, CDN2 or Acquisition Sub, as the case may be.

        "PARENT COMMON SHARES" has the meaning ascribed thereto in the recitals hereto.

        "PARENT CONSENT" has the meaning ascribed thereto in section 4.2 hereof.

        "PARENT MEETING" has the meaning ascribed thereto in section 4.2 hereof.

        "PARENT SUCCESSOR" has the meaning ascribed thereto in subsection 10.1(a) hereof.

        "PARENT SUPPORT AGREEMENT" means that certain support agreement made as of even date herewith between BVI, Acquisition Sub, CDN2 and Parent.

        "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

        "PLAN OF ARRANGEMENT" means the plan of arrangement of the Acquisition Sub providing for the Arrangement.


                                     A-A-22
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                                      -6-


        "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

        "REPLACEMENT OPTION" has the meaning ascribed thereto in the Acquisition Agreement.

        "RETRACTED SHARES" has the meaning ascribed thereto in section 5.7 hereof.

        "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

        "TRANSFER AGENT" means CIBC Mellon Trust Company or such other persons as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

        "TRUST" means the trust created by this Agreement.

        "TRUST ESTATE" means the Deposited Shares, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property that may be held by the Trustee from time to time pursuant to this Agreement.

        "VOTING RIGHTS" means the voting rights attached to the Deposited
Shares.

1.2     SECTIONS AND HEADINGS.

        The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an article, section and paragraph refers to the specified article, section and paragraph of this Agreement.

1.3     NUMBER AND GENDER.

        Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4     DATE FOR ANY ACTION.

        If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5     WITHHOLDING TAX.

        All amounts required to be paid, deposited or delivered under this Agreement hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.


                                     A-A-23
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                                      -7-


                                    ARTICLE 2

                              PURPOSE OF AGREEMENT

2.1     ESTABLISHMENT OF TRUST.

        The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Deposited Shares in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this Agreement.


                                    ARTICLE 3

                                DEPOSITED SHARES

3.1     ISSUE AND OWNERSHIP OF THE DEPOSITED SHARES.

        Parent hereby issues to and deposits with the Trustee the Deposited Shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Deposited Shares by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Deposited Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the Deposited Shares, provided that the Trustee shall:

        (a) hold the Deposited Shares and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

        (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Deposited Shares and the Deposited Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2     LEGENDED SHARE CERTIFICATES.

        The Acquisition Sub shall cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by Holders.

3.3     SAFE KEEPING OF CERTIFICATE.

        The certificates representing the Deposited Shares shall at all times be held in safe keeping by the Trustee.

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3.4     DISTRIBUTIONS AND RELEASE OF TRUST PROPERTY.

        The Trustee shall hold the Trust Estate and shall at the request of Parent release and deliver the Trust Estate to Parent provided that the Trustee shall refuse to release and deliver to Parent the Trust Estate if, as a result of such release and delivery, the Trustee would no longer hold sufficient Deposited Shares to permit the Trustee to exercise Voting Rights on behalf of all Holders. Parent may direct that the Trust Estate released be returned to Parent or delivered to a third party.

3.5     SUBSTITUTION OF TRUST PROPERTY.

        The Parent shall have the right at any time to deliver to the Trustee any additional Parent Common Shares or any other class of shares of Parent in substitution for the Deposited Shares provided that the Trustee at all times holds sufficient Deposited Shares to permit the Trustee to exercise Voting Rights on behalf of all Holders. Upon receipt and delivery to Parent by Trustee of any shares delivered by Parent in substitution for Deposited Shares, the Trustee shall deliver to Parent the appropriate number of Deposited Shares.


                                    ARTICLE 4

                                  VOTING RIGHTS

4.1     VOTING RIGHTS.

        The Trustee, as the holder of record of the Deposited Shares, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Deposited Shares, on any matter, question or proposition whatsoever that may properly come before the stockholders of Parent for their vote at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Parent Consent is sought or a Parent Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2     NUMBER OF VOTES.

        With respect to all meetings of stockholders of Parent at which holders of Parent Common Shares are entitled to vote (a "Parent Meeting") and with respect to all written consents sought from the holders of Parent Common Shares (a "Parent Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, such number of votes comprised in the Voting Rights as is equal to the Current Parent Common Share Equivalent on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be, for each Exchangeable Share owned of record by such Holder on such record date (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent. Parent shall notify Trustee of any change to the Current Parent Common Share Equivalent.

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                                      -9-


4.3     MAILINGS TO SHAREHOLDERS.

        With respect to each Parent Meeting and Parent Consent, the Trustee shall mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Shares) to each of the Holders named in the List on the same day as the initial mailing of notice (or other communication) with respect thereto is given by Parent or any third party to its stockholders:

        (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Parent,

        (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant to section 4.7 hereof, to attend such Parent Meeting and to exercise personally the Holder Votes thereat;

        (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                (ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Holder Votes;

        (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

        (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

        (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. Parent shall notify the Trustee of any decision of the board of directors of Parent with respect to the calling of any such Parent Meeting or the seeking by Parent of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4     COPIES OF STOCKHOLDER INFORMATION.

        Parent shall deliver to the Trustee copies of all proxy materials, (including notices of Parent Meetings), information statements, reports (including without limitation all interim and

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                                      -10-


annual financial statements) and other written communications that are to be distributed by Parent from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee shall mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Parent) received by the Trustee from Parent at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee shall make copies of all such materials available for inspection by any Holder at the Trustee's principal office.

4.5     OTHER MATERIALS.

        Immediately after receipt by Parent or any stockholder of Parent of any material sent or given generally to the holders of Parent Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent shall use all commercially reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee shall mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee shall also make copies of all such materials available for inspection by any Holder at the Trustee's principal office.

4.6 LIST OF PERSONS ENTITLED TO VOTE. The Acquisition Sub shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Acquisition Sub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. Parent agrees to give the Acquisition Sub notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Acquisition Sub to perform its obligations under this section 4.6.

4.7 ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent shall be entitled (a) to instruct the Trustee in the manner described in section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or
(b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8     VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING.

        (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to section 4.3 hereof.

        (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (i) has not previously given the Trustee instructions pursuant to section 4.3 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares) to each Holder at its address as shown on the books of the Acquisition Sub. The Acquisition Sub shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

        (a)     the most current List; and

        (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10 TERMINATION OF VOTING RIGHTS. Except with respect to a Parent Meeting or Parent Consent for which the record date has occurred, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Parent and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange pursuant to the Automatic Exchange Rights (unless in either case CDN2 shall not have delivered the requisite Parent Common Shares issuable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 5 or
Article 6 of the Exchangeable Share

Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Acquisition Sub pursuant to Article 4 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by CDN2 pursuant to the exercise by CDN2 of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right. Acquisition Sub shall cause the Transfer Agent to notify the Trustee of a redemption of Exchangeable Shares pursuant to Articles 5 and 6 of the Exchangeable Share Provisions or upon the liquidation, dissolution or winding-up of Acquisition Sub pursuant to
Article 4 of the Exchangeable Share Provisions or upon the exercise by CDN2 of the Retraction Call Right, Liquidation Call Right or Redemption Call Right.


                                    ARTICLE 5

                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1     GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT.

        CDN2 hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (a) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event or Default Event, to require CDN2 to purchase from each Holder all or any part of the Exchangeable Shares held by such Holder and (b) the Automatic Exchange Rights, all in accordance with the provisions of this agreement. CDN2 hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by CDN2 to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

        (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

        (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.2     LEGENDED SHARE CERTIFICATES.

        The Acquisition Sub shall cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

        (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

        (b)     the Automatic Exchange Rights.

5.3     GENERAL EXERCISE OF EXCHANGE RIGHT.

        The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 6.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4     PURCHASE PRICE.

        The purchase price payable by CDN2 for each Exchangeable Share to be purchased by CDN2 under the Exchange Right shall be an amount per share equal to
(a) the Current Market Price multiplied by the Current Parent Common Share Equivalent, in each case determined on the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full in respect of the Exchangeable Shares in regard to which a Holder has exercised the Exchange Right by causing to be delivered to such Holder such whole number of Parent Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 9.5 of the Exchangeable Share Provisions), plus (b) the aggregate of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such declared and unpaid dividends).

5.5     EXERCISE INSTRUCTIONS.

        Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Acquisition Sub. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office or at such other place as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares that such Holder desires CDN2 to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BC Company Act and the articles of the Acquisition Sub and such additional documents and instruments as the Trustee may reasonably require together with
(a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating
(i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require CDN2 to purchase from the Holder the number of Exchangeable Shares specified therein, (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by CDN2 free and clear of all Liens,
(iii) the names in which the certificates representing Parent Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Acquisition Sub and CDN2 of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by CDN2 under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Acquisition Sub. Upon written request from the Trustee, Acquisition Sub shall provide the Trustee notice of the documents and instruments required to effect a transfer of Exchangeable Shares under the BC Company Act.

5.6     DELIVERY OF PARENT COMMON SHARES: EFFECT OF EXERCISE.

        Promptly after receipt of the certificates representing the Exchangeable Shares that the Holder desires CDN2 to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereof in accordance with section 5.8), duly endorsed for transfer to CDN2, the Trustee shall notify Parent, BVI, CDN2 and Acquisition Sub of its receipt of the same, which notice to Parent, BVI, CDN2 and Acquisition Sub shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and CDN2 shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the certificates for the number of Parent Common Shares issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens, and cheques for the balance, if any, of the total purchase price therefor (or, if part of the purchase price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). Immediately upon the giving of notice by the Trustee to Parent, BVI, CDN2 and Acquisition Sub of the exercise of the Exchange Right, as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to CDN2 all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor, unless the requisite number of Parent Common Shares (together with a cheque for the balance, if any, of the purchase price therefor or, if part of the purchase price consists of dividends payable in property, such property or property the same as or economically equivalent to such property) is not allotted, issued and delivered by CDN2 to the Trustee for delivery to such Holder (or to other persons, if any, properly designated by such Holder) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Parent Common Shares are so allotted, issued and delivered by CDN2 and any such cheque is so delivered and paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right.

5.7     EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION.

        In the event that a Holder has exercised its right under Article 5 of the Exchangeable Share Provisions to require the Acquisition Sub to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Acquisition Sub pursuant to section 5.6 of the Exchangeable Share Provisions that Acquisition Sub is not permitted as a result of solvency requirements of applicable law to redeem all of such Retracted Shares, and provided that CDN2 shall not have exercised the Retraction Call Right with respect to the Retracted Shares, and that the Holder has not revoked the retraction request delivered by the Holder to Acquisition Sub pursuant to
Article 5 of the Exchangeable Share Provisions, the retraction request shall constitute and shall be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Acquisition Sub is unable to redeem. In any such event, Acquisition Sub hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against Acquisition Sub redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to Acquisition Sub or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to section 5.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee shall thereupon exercise the Exchange Right with respect to the Retracted Shares that Acquisition Sub is not permitted to redeem and will require CDN2 to purchase such shares in accordance with the provisions of this Article 5.

5.8     STAMP OR OTHER TRANSFER TAXES.

        Upon any sale of Exchangeable Shares to CDN2 pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (a) shall pay (and neither Parent, BVI, CDN2, Acquisition Sub nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (b) shall establish to the satisfaction of Trustee, Parent, BVI, CDN2 and Acquisition Sub that such taxes, if any, have been paid.

5.9     NOTICE OR INSOLVENCY EVENT OR DEFAULT EVENT.

        Immediately upon the occurrence of an Insolvency Event or Default Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event or Default Event, Acquisition Sub, CDN2 and Parent shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Acquisition Sub, CDN2 and Parent or from any other person of the occurrence of an Insolvency Event or Default Event, the Trustee shall mail to each Holder, at the expense of Parent, a notice of such Insolvency Event or Default Event, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10    RESERVATION OF PARENT COMMON SHARES.

        Parent hereby represents and warrants that it has irrevocably reserved for issuance out of its authorized and unissued capital stock such number of Parent Common Shares as is equal to the number of Exchangeable Shares outstanding at the date hereof and all vested and unvested Replacement Options and covenants that it will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed) as is necessary to enable Parent, BVI, CDN2 and Acquisition Sub to perform their respective obligations pursuant to this Agreement, the Exchangeable Share Provisions, the Plan of Arrangement and the Support Agreement.

5.11    AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT.

        (a) Parent shall give the Trustee notice of each of the following events (a "Liquidation Event") at the time set forth below:

                (i) in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                (ii) immediately, upon the earlier of (A) receipt by Parent of notice of and (B) Parent otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs.

        (b) Immediately following receipt by the Trustee from Parent of notice of any Liquidation Event, the Trustee shall give notice thereof to the Holders. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in subsection 5.11(c) below.

        (c) In order that the Holders will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date of a Liquidation Event (the "Liquidation Event Effective Date") all of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, CDN2 shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Holders, and each Holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent on such fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full in respect of the Exchangeable Shares held by each Holder by CDN2 issuing to such Holder such whole number of Parent Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section
9.4 of the Exchangeable Share Provisions), plus (b) an additional amount equal to the aggregate of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amount equal to such declared and unpaid dividends).

        (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Holder of Exchangeable Shares shall be deemed to have transferred to CDN2 all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a Holder of such Exchangeable Shares and CDN2 shall issue to the Holder the Parent Common Shares issuable upon the automatic exchange of Exchangeable Shares for Parent Common Shares which shares shall be duly and validly issued as fully paid and non-assessable and shall be free and clear of any Liens and shall deliver to the Trustee for delivery to the Holder a cheque for the balance, if any, of the purchase price for such Exchangeable Shares (or, if any part of the purchase price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued to it pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with CDN2 pursuant to such automatic exchange shall thereafter be deemed to represent the Parent Common Shares issued to the Holder by CDN2 pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as CDN2 may reasonably require, CDN2 shall deliver or cause to be delivered to the Holder certificates representing the Parent Common Shares of which the Holder is the holder.

5.12    WITHHOLDING RIGHTS.

        Parent, BVI, CDN2, Acquisition Sub and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this trust agreement to any Holder of Exchangeable Shares such amounts as Parent, BVI, CDN2, Acquisition Sub or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion, if any, of the consideration otherwise payable to the holder, Parent, BVI, CDN2, Acquisition Sub and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, BVI, CDN2, Acquisition Sub or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, BVI, CDN2, Acquisition Sub or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.


                                    ARTICLE 6

                             CONCERNING THE TRUSTEE

6.1     POWERS AND DUTIES OF THE TRUSTEE.

        The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

        (a) receipt and deposit of the Deposited Shares from Parent as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

        (b) granting proxies and distributing materials to Holders as provided in this Agreement;

        (c) voting the Holder Votes in accordance with the provisions of this Agreement;

        (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from CDN2 as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

        (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the Parent Common Shares and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

        (f)     holding title to the Trust Estate;

        (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

        (h) taking action at the direction of a Holder or Holders to enforce the obligations of Parent, BVI, CDN2 and Acquisition Sub under this Agreement and

        (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

                In the exercise of such rights powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its duties hereunder, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

                The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonable person would exercise in comparable circumstances.

6.2     NO CONFLICT OF INTEREST.

        The Trustee represents to Acquisition Sub, BVI, CDN2 and Parent that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 30 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9 hereof. If, notwithstanding the foregoing provisions of this section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 6.2, any interested party may apply to the courts of the State of California for an order that the Trustee be replaced as trustee hereunder.

6.3     DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

        Each of Acquisition Sub, BVI, CDN2 and Parent irrevocably authorize the Trustee, from time to time, to:

        (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Shares; and

        (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

Each of Acquisition Sub, CDN2, BVI and Parent irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent, CDN2 and BVI covenant that they will supply Parent's transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

6.4     BOOKS AND RECORDS.

        The Trustee shall keep available for inspection by Parent, BVI, CDN2 and Acquisition Sub, at the Trustee's principal office, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before October 1, 1999, and on or before March 1 in every year thereafter, so long as the Deposited Shares are being held in the name of the Trustee, the Trustee shall transmit to Parent, BVI, CDN2 and Acquisition Sub a brief report, dated as of the preceding December 31, with respect to:

        (a) the property and funds comprising the Trust Estate as of that date;

        (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by CDN2 of Parent Common Shares in connection with the Exchange Right, during the calendar year ended on such date;

        (c) the number of Deposited Shares held by the Trustee at December 31 of such calendar year; and

        (d) all other actions taken by the Trustee in the performance of its duties under this Agreement that it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

6.5     INCOME TAX RETURNS AND REPORTS.

        The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable.

6.6     INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE.

        The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to (i) the Deposited Shares pursuant to Article 4 hereof, subject to section 6.15 hereof, (ii) the Exchange Right pursuant to
Article 5 hereof, subject to section 6.15 hereof, and (iii) the Automatic Exchange Rights pursuant to Article 5 hereof.

        None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded and given security and indemnity as aforesaid.

6.7     ACTIONS BY HOLDERS.

        No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 6.6 hereof and the Trustee shall have failed to so act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

6.8     RELIANCE UPON DECLARATIONS.

        The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 6.9 hereof, if applicable, and with any other applicable provisions of this Agreement. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram request, consent, direction, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Agreement, including the exercise of any rights by any Holder, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may, in the absence of bad faith on its part, accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements or instruction.

6.9     EVIDENCE AND AUTHORITY TO TRUSTEE.

        Acquisition Sub, BVI, CDN2 and/or Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Acquisition Sub, BVI, CDN2 and/or Parent or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Acquisition Sub, BVI, CDN2 and/or Parent forthwith if and when:

        (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 6.9; or

        (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Acquisition Sub, BVI, CDN2 and/or Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                Such evidence shall consist of an Officer's Certificate of Acquisition Sub, BVI, CDN2 and/or Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

                  Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Acquisition Sub, BVI, CDN2 and/or Parent it shall be in the form of an Officer's Certificate or a statutory declaration.

                Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

        (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

        (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

        (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10    EXPERTS, ADVISERS AND AGENTS.

        The Trustee may:

        (a) in relation to this Agreement act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Acquisition Sub, BVI, CDN2 and/or Parent or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

        (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof.

6.11    INVESTMENT OF MONEYS HELD BY TRUSTEE.

        Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee that under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or that may be in the hands of the Trustee shall be invested in the name or under the control of the Trustee in Federated Investors U.S. Treasury Cash Reserve. Any income earned in respect of the Trust Estate which is not used by the Trustee as provided in this Agreement may be accumulated by the Trustee and added to the capital of the Trust Estate.

6.12    TRUSTEE NOT REQUIRED TO GIVE SECURITY.

        The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement.

6.13    TRUSTEE NOT BOUND TO ACT ON REQUEST.

        Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Acquisition Sub, BVI, CDN2 and/or Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14    AUTHORITY TO CARRY ON BUSINESS.

        The Trustee represents to Acquisition Sub, BVI, CDN2 and Parent that at the date of execution and delivery by it of this Agreement it is authorized to perform its obligations pursuant to this Agreement under all applicable laws but if, notwithstanding the provisions of this section 6.14, it ceases to be so authorized, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 30 days after ceasing to be so authorized, either become so authorized or resign in the manner and with the effect specified in Article 9 hereof.

6.15    CONFLICTING CLAIMS.

        If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

        (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

        (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

6.16    ACCEPTANCE OF TRUST.

        The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.


                                    ARTICLE 7

                                  COMPENSATION

7.1     FEES AND EXPENSES OF THE TRUSTEE.

        Parent, BVI, CDN2 and Acquisition Sub jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Parent, BVI, CDN2 and Acquisition Sub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently, in bad faith or with negligence or willful misconduct.


                                    ARTICLE 8

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1     INDEMNIFICATION OF THE TRUSTEE.

        Parent, BVI, CDN2 and Acquisition Sub jointly and severally agree to indemnify, and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Parent, BVI, CDN2 or Acquisition Sub pursuant hereto. In no case shall Parent, BVI, CDN2 or Acquisition Sub be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent, BVI, CDN2 and Acquisition Sub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Parent, BVI, CDN2 and Acquisition Sub shall be entitled to participate at their own expense in the defense and, if Parent, BVI, CDN2 or Acquisition Sub so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent, BVI, CDN2 or Acquisition Sub; or (ii) the named parties to any such suit include both the Trustee and Parent, BVI, CDN2 or Acquisition Sub and the Trustee shall have been advised by counsel acceptable to Parent, BVI, CDN2 or Acquisition Sub that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Parent, BVI, CDN2 or Acquisition Sub and that an actual or potential conflict of interest exists (in which case Parent, BVI, CDN2 and Acquisition Sub shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

8.2     LIMITATION OR LIABILITY.

        The Trustee shall not be held liable for any loss that may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.


                                    ARTICLE 9

                                CHANGE OF TRUSTEE

9.1     RESIGNATION.

        The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent, BVI, CDN2 and Acquisition Sub specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Parent, BVI, CDN2 and Acquisition Sub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent, BVI, CDN2 and Acquisition Sub shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing appointment of and acceptance by a successor trustee in accordance with the foregoing, a successor trustee may be appointed by an order of the Supreme Court of British Columbia upon application of one or more of the parties hereto or any Holder.

9.2     REMOVAL.

        The Trustee, or any trustee hereafter appointed may be removed with or without cause, at any time on 30 days' prior notice by written instrument executed by Parent, BVI, CDN2 and Acquisition Sub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3     SUCCESSOR TRUSTEE.

        Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent, BVI, CDN2 and Acquisition Sub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement and all of the Trust Estate shall automatically rest in such successor trustee. However, on the written request of Parent, BVI, CDN2 and Acquisition Sub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, BVI, CDN2, Acquisition Sub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4     NOTICE OF SUCCESSOR TRUSTEE.

        Upon acceptance of appointment by a successor trustee as provided herein, Parent, BVI, CDN2 and Acquisition Sub shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in the most current List. If Parent, BVI, CDN2 or Acquisition Sub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent, BVI, CDN2 and Acquisition Sub.


                                   ARTICLE 10

                                PARENT SUCCESSORS

10.1    CERTAIN REQUIREMENTS IN RESPECT OF ACQUISITION, ETC.

        Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing company resulting therefrom, unless:

        (a) such other person or continuing company is a company (herein called the 'Parent Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof, and

        (b) Parent Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee acting reasonably to evidence the assumption by Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement.

10.2    VESTING OF POWERS IN SUCCESSOR.

        Whenever the conditions of section 10.1 hereof have been duly observed and performed, the Trustee, if required, by section 10.1 hereof, Parent Successor, BVI, CDN2 and Acquisition Sub shall execute and deliver the supplemental agreement provided for in Article 11 hereof and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

10.3    WHOLLY-OWNED SUBSIDIARIES.

        Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and any such transactions are expressly permitted by this Article 10.


                                   ARTICLE 11

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1    AMENDMENTS, MODIFICATIONS, ETC.

        This Agreement may not be amended or modified except by an agreement in writing executed by Acquisition Sub, Parent, BVI, CDN2 and Trustee and approved by the Holders in accordance with section 8.2 of the Exchangeable Share Provisions.

11.2    MINISTERIAL AMENDMENTS.

        Notwithstanding the provisions of section 11.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

        (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

        (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions that, in the opinion of the board of directors of each of Parent, BVI, CDN2 and Acquisition Sub and in the opinion of the Trustee, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

        (c) making such changes or corrections required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the board of directors of each of Acquisition Sub, CDN2, BVI and Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

11.3    MEETING TO CONSIDER AMENDMENTS.

        The Acquisition Sub, at the request of Parent, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles of the Acquisition Sub, the Exchangeable Share Provisions and all applicable laws.

11.4    CHANGES IN CAPITAL OF PARENT AND THE ACQUISITION SUB.

        Notwithstanding section 11.1, at all times after the occurrence of any Parent Common Share Reorganization or Capital Reorganization (as such terms are respectively defined in the Exchangeable Share Provisions) or other change in either the Parent Common Shares or the Exchangeable Shares or both, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

11.5    EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS.

        Notwithstanding section 11.1, from time to time Acquisition Sub (when authorized by a resolution of the board of directors), Parent (when authorized by a resolution of its board of directors), BVI (when authorized by a resolution of its board of directors), CDN2 (when authorized by a resolution of its board of directors) and Trustee may, subject to the provisions hereof, and they shall, when so directed by these presents, execute and deliver by their proper officers, Agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

        (a) evidencing the succession of Parent Successors to Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10 and the succession of any successor trustee in accordance with the provisions of Article 9;

        (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights that, in the opinion of the Trustee acting reasonably will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, BVI, CDN2, Acquisition Sub, the Trustee or this Agreement; and

        (c) for any other purposes not inconsistent with the provisions of this Agreement including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee acting reasonably, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.


                                   ARTICLE 12

                                   TERMINATION

12.1    TERM.

        The Trust created by this Agreement shall continue until the earliest to occur of the following events:

        (a)     no outstanding Exchangeable Shares are held by any Holder;

        (b) each of Acquisition Sub, BVI, CDN2 and Parent elect in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section
                8.2 of the Exchangeable Share Provisions; and

        (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2    SURVIVAL.

        The provisions of Articles 7 and 8 hereof shall survive any termination of the Trust pursuant to section 12.1.


                                   ARTICLE 13

                                     GENERAL

13.1    SEVERABILITY.

        If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions; provided, however, that if the provision or provisions so held to be invalid, in the reasonable judgment of the parties, is or are so fundamental to the intent of the parties and the operation of this Agreement that the enforcement of the other provisions hereof, in the absence of such invalid provision or provisions, would damage irreparably the intent of the parties in entering into this Agreement, the parties shall agree (i) to terminate this Agreement, or (ii) to amend or otherwise modify this Agreement so as to carry out the intent and purposes hereof and the transactions contemplated hereby.

13.2    ENUREMENT.

        This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

13.3    NOTICES.

        All notices, requests and other communications between the parties hereunder shall be in writing and shall be deemed to have been given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by registered mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers (or at such other address for such party as shall be specified in like notice):

        (a)     if to Parent, BVI, CDN2 or Acquisition Sub to:

                Broadcom Corporation
                16215 Alton Parkway
                P.O. Box 57013
                Irvine, California 92619-7013
                Facsimile No.:   (949) 450-8715

                Attention:   President and Chief Executive Officer
                             and General Counsel

                with a copy to:

                Brobeck, Phlegert & Harrison LLP
                38 Technology Drive
                Irvine, California
                U.S.A.  92618
                Facsimile No.:    (949) 790-6300

                Attention:  Bruce Hallet, ESQ

                Farris, Vaughan, Wills & Murphy
                2600-700 West Georgia Street
                Vancouver, B.C. V7Y 1B3
                Facsimile No.: (604) 661-9349

                Attention:  R. Hector MacKay-Dunn

                (b)      if to Trustee to:

                US Trust Company
                515 South Flower Street, Suite 2700
                Los Angeles, California 90071
                Facsimile No.:   (213) 488-1370

                Attention:   Sandra Leess

All such notices, requests and other communications shall (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

13.4    NOTICE TO HOLDERS.

        Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders in any manner permitted by the articles of the Acquisition Sub from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such articles, the provisions of which articles shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

13.5    RISK OF PAYMENTS BY POST.

        Whenever payments are to be made or documents are to be sent to any Holder by the Trustee or by the Acquisition Sub, or by such Holder to the Trustee or to Parent, CDN2, BVI or Acquisition Sub, the making of such payment or sending of such document sent through the post shall be at the risk of the Acquisition Sub, in the case of payments made or documents sent by the Trustee or the Acquisition Sub, and the Holder, in the case of payments made or documents sent by the Holder.

13.6    COUNTERPARTS.

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7    JURISDICTION.

        This Agreement shall be construed and enforced in accordance with the laws of the State of California.

13.8    ATTORNMENT.

        Each of Parent, BVI, CDN2, Acquisition Sub and Trustee agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of California waives any objection that it may have now or hereafter to the venue of any such action or proceeding, irrevocably submit to the jurisdiction of the said courts in any such action or proceeding, agree to be bound by any judgment of the said courts and agree not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Acquisition Sub at its registered office as Parent's, CDN's and BVI's attorney for service of process.

                                   ARTICLE 14

                             GUARANTY AND ASSIGNMENT

14.1 BVI, or Parent in the event BVI fails to perform, hereby unconditionally and irrevocably guarantee the prompt and full performance of all CDN2's and Acquisition Sub's obligations hereunder. CDN2, upon prior notice to the Trustee, may assign all of its rights and obligations hereunder to Parent or BVI (collectively the "Permitted Assigns" and either individually a "Permitted Assign") without the consent of Trustee or Acquisition Sub whereupon Trustee, Acquisition Sub, Parent or BVI shall enter into a supplemental trust agreement pursuant to section 11.5(c) reflecting such assignment, provided that CDN2 shall not thereby be released from such obligations.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          BROADCOM CORPORATION


                                          by ___________________________________

                                             ___________________________________



                                          HH ACQUISITION INC.


                                          by ___________________________________

                                             ___________________________________



                                          BROADCOM (BVI) LIMITED


                                          by ___________________________________

                                             ___________________________________



                                          HH ACQUISITION  ULC


                                          by ___________________________________

                                             ___________________________________



                                          US TRUST COMPANY


                                          by ___________________________________

                                             ___________________________________